UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2011, CSX Corporation issued a press release announcing that Alexandre Behring has informed the Company that he does not intend to stand for re-election to the Board of Directors at the upcoming annual meeting on May 4, 2011. Mr. Behring’s decision was a consequence of the increased demands on his time associated with 3G Capital’s recent acquisition of Burger King Holdings and was not a result of any disagreement with the Company.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

The Company also announced that former Congressman J.C. Watts, Jr. and J. Steven Whisler will be included in the slate of directors for election at the upcoming annual meeting, which will increase the size of the Board of Directors to thirteen. The other candidates for the Board of Directors will include current directors: Donna M. Alvarado, John B. Breaux, Pamela L. Carter, Steven T. Halverson, Edward J. Kelly, III, Gilbert H. Lamphere, John D. McPherson, Timothy T. O’Toole, David M. Ratcliffe, Donald J. Shepard and Michael J. Ward.

ITEM 9.01.	Exhibits

(d)	The following exhibit is being furnished herewith:

99.1     Press Release dated March 9, 2011

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date: March 9, 2011